Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-149190), Form S-3 (File No. 333-159888), Form S-3/A (No. 333-153579) and Form S-4 (No. 333-171773) of BreitBurn Energy Partners L.P. of our report dated October 6, 2011 relating to the Statements of Revenues and Direct Operating Expenses of the Acquired Properties, which appears in this Current Report on Form 8-K.

PricewaterhouseCoopers LLP
Houston, Texas
October 6, 2011